UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to Rule 14a-12

Investors Real Estate Trust
_____________________________________________________________________________

(Name of Registrant as Specified In Its Charter)
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Investors Real Estate Trust a real estate investment trust IRET Properties a north dakota limited partnership

September 9, 2003

 Dear Stockholder,

       As you know, Investors Real Estate Trust will hold its 33rd Annual Meeting of Shareholders on Tuesday, September 23, 2003, at 7:00 p.m. at the International Inn, 1505 North Broadway, Minot, North Dakota. The Definitive Proxy Statement mailed to you on or about August 18, 2003, addressed two proposals: Proposal No. 1, the election of nine (9) trustees for a term of one year, and Proposal No. 2, the approval of the Articles of Amendment and Third Restated Declaration of Trust of the Company.

       The affirmative vote of a majority of the outstanding shares of beneficial interest of the Company is required to approve both Proposal No. 1 and Proposal No. 2. Although nearly three million shares have already voted on Proposal No. 2, and more than 98% of the shares voting thus far have voted in favor of Proposal No. 2, additional votes are required to pass this very important proposal required by corporate law. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

      If you have not yet voted, you can expedite your vote via the Internet or by telephone.  Please refer to your enclosed proxy card for instructions on how to vote by Internet or telephone.  If you prefer to vote by mail, please take the time now to sign, date and return the proxy card in the self-addressed, stamped envelope provided.

      The Board of Trustees unanimously recommends that you vote to elect the nine trustee nominees and that you vote "FOR" Proposal No. 2.  A copy of our Proxy Statement and 2003 Annual Report may be obtained, without charge, by writing to us at 12 South Main Street, Minot, ND, 58701, or by visiting our website at www.iret.com. You are urged to review the Proxy Statement when voting.

      Should you have any questions, please do not hesitate to contact us at 701-837-4738.

Sincerely,

/S/ Thomas A. Wentz, Sr.
Thomas A. Wentz, Sr.
President and Chief Executive Officer

12 South Main Street • PO Box 1988 • Minot, ND 58702-1988
Phone 701.837.4738 • Fax 701.838.7785
Email: info@iret.com • www.iret.com • Nasdaq Symbol: IRETS